Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-174293 on Form F-1 of our report dated April 27, 2011, relating to the consolidated combined financial statements and financial statement schedule of Taomee Holdings Limited and its subsidiaries and variable interest entities, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

May 24, 2011